                                                                    EXHIBIT 10.1



                            REVOLVING LOAN AGREEMENT

        THIS REVOLVING LOAN AGREEMENT ("Agreement") is made as of July 2, 1999 by and between KENNEDY-WILSON. INC., a Delaware corporation ("KW"), KENNEDY-WILSON INTERNATIONAL. INC.. a California corporation ("KWI"), KENNEDY-WILSON PROPERTIES, LTD., a Delaware corporation ("KWPL"), and K-W PROPERTIES, INC., a California corporation ("KWP"), (individually and collectively, "Borrower"), the financial institutions that are, or may hereafter become, parties to this Agreement (individually a "Lender" and collectively, "Lenders"), and TOKAI BANK OF CALIFORNIA, a California banking corporation, hereinafter individually referred to as "Tokai" and a Lender, and in its capacity as agent for Lenders, the "Agent".

        A. Borrower has applied to Agent and Lenders for a line of credit in the principal amount of $15,000.000.00.

        B. Lenders have agreed to provide the line of credit to Borrower upon the terms and conditions hereof.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATIONS

               For purposes of this Agreement, the following terms shall have the following meanings:

               1.1 DEFINITIONS. The definitions set forth in the recitals above are incorporated herein by reference. For purposes of this Agreement, the following words and phrases have the following meanings.

                      "Advances" means all funds advanced to or for the benefit of Borrower under this Agreement.

                      "Affiliate" means any Person directly or indirectly, related to, in control of, controlled by or under the common control of Borrower, or of a successor thereof, whether through merger, consolidation, transfer of assets or otherwise.

                      "Agreement" means this Revolving Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, or amended.

                      "Assets" shall have the meaning usually given that term in accordance with GAAP, but shall exclude sums due to Borrower from Affiliates (other than subsidiaries).

                      "Bankruptcy Proceeding" means any proceeding, action, petition or filing under the United States Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy reorganization or insolvency, or the arrangement or adjustment of debts.

                      "Business Day" or "business day" means a day of the year other than a Saturday or Sunday on which banks are not required or authorized to close in California.

                      "Change of Control" means any transaction or event as a direct or indirect result of which:

                      (a) any Person is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 51% of the outstanding shares of voting stock of KW; or

                      (b) during any period of twelve (12) consecutive months (whether after the date of this Agreement), individuals who on the first day of such period constituted the Board of Directors of KW (together with any new directors subsequently elected whose election by such Board of Directors or whose nomination for election by the stockholders of KW was approved by a vote of a majority of the directors of KW then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of KW then in office; or

                      "Confirmation of Subordination" means that certain Confirmation of Subordination in form and substance acceptable to Agent, duly executed by Colony K-W, LLC, Cahill, Warnock Strategic Partners Fund, L. P. and Strategic Associates, L. P. in favor of Lenders.

                      "Credit" means the line of credit described in Article 3 of the Agreement, providing for Advances in the aggregate principal sum not exceeding $15,000,000.00.

                      "Debt Coverage Ratio" means EBITDA divided by Total Interest and Principal Payments. For purposes of this ratio, "EBITDA" means net profit before taxes, plus interest expense, depreciation, amortization, and taxes. "Total Interest and Principal Payments" means total interest expense and all regularly scheduled payments of principal required to be made by Borrower during the applicable period (but not including any balloon payments).

                      "Environmental Laws" means any and all applicable Laws, each as amended from time to time, any judicial or administrative orders, decrees, settlement agreements or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, or the Release (as defined in CERCLA) of Hazardous Substances into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata or otherwise relating to the presence, release or management of Hazardous Substances.

                      "Event of Default" means any of those events specified in
Article 5 hereof.

                      "Financial Statements" means for KW and its subsidiaries on a consolidated basis, balance sheets, income statements, statements of stockholder's equity, and statements of cash flows together with appropriate notes and footnotes.

                      "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of KW, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

                      "Governmental Agency" or "Government Agency" means any federal, state or local governmental or quasi-governmental agency, authority, board, bureau, commission, department. instrumentality or public body, court, administrative tribunal, or public utility.

                      "Hazardous Substance" means: (i) those substances included within the definitions of "hazardous substances", "hazardous materials." "toxic substances," or "hazardous waste" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1981, et seq., each as amended from time to time and the regulations promulgated pursuant to said laws; (11) those substances defined as "hazardous wastes" in Section 25117 of the California Health and Safety Code or as "hazardous substances" in Section 25316 of the California Health and Safety Code and the regulations promulgated thereunder; and (iii) such other substances, materials, wastes, pollutants or contaminants which are or become regulated or which are classified as hazardous or toxic under applicable Laws.

                      "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith between Lenders and East-West Bank as the same may be amended from time to time.

                      "Laws" means, collectively, all federal. state, and local laws, rules, statutes, regulations, ordinances, and codes.

                      "Leverage Ratio" means Borrowed Funds divided by Tangible Net Worth plus Subordinated Debt. For the purposes of this ratio, "Borrowed Funds" means the sum of all short-term debt, additional short-term debt, long-term debt and the current maturities of long-term debt. "Subordinated Debt" means debt subordinated to Borrowers' debt to Lender in a manner acceptable to Lender, and shall include current maturities of Subordinated Debt.

                      "Loan" means the aggregate of Advances under this Agreement.

                      "Loan Documents" means this Agreement, the Note(s), the Intercreditor Agreement, the Confirmation of Subordination and such other documents as Lenders may, in accordance with the terms of this Agreement, require Borrower to give to Lenders as evidence of the Loan as any or all of them may be supplemented, modified or amended from time to time.

                      "Loan Fee" means, as to each Lender, an amount equal to one quarter of one percent 0.25% of its respective percentage of the Credit, payable at closing.

                      "Majority Lenders" means at any time Lenders holding more than fifty percent (50%) of the then aggregate unpaid principal amount of the Notes, or if no such principal amount is then outstanding, Lenders having more than fifty percent (50%) share of the Credit.

                      "Material Adverse Effect" means a material adverse effect on the financial condition of KW and its subsidiaries taken as a whole.

                      "Maturity Date" means the earlier of July 2, 2001 and the date on which a Change of Control occurs.

                      "Note" means a Promissory Note of Borrower payable to the order of a Lender. evidencing the Loan made by such Lender, substantially in the form of Exhibit D hereto.

                      "Organizational Documents" means the Articles of Incorporation and bylaws of each Borrower and the resolutions of the Board of Directors of each Borrower approving this Agreement and the transactions contemplated hereby.

                      "Other Lenders" means any Lenders, other than Tokai.

                      "Person" means an individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or a Government Agency.

                      "Tangible Net Worth" means the excess of total assets over total liabilities (except debt subordinated to Lenders by agreement satisfactory to Agent), total assets and total liabilities each to be determined in accordance with the generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements referred to in
Section 4.8 below, excluding, however, from the determination of total assets,
(a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (b) all prepaid expenses, deferred charges or unamortized debt discount and expense; (c) all reserves carried and not deducted from assets; (d) all notes or accounts receivable from any Affiliate of KW or any officer of KW or any of KW's Affiliates; (e) securities which are not readily marketable; (f) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or indebtedness; (g) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the date of this Agreement; and (h) any items not included in clauses (a) through (g) above which are treated as intangibles in conformity with generally accepted accounting principles.

                      "Tokai's Commitment" means the commitment of Tokai to lend to Borrower the maximum principal sum of $10,000,000.00 as more particularly described in Section 3.1 herein.

               1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

               1.3 USE OF DEFINED TERMS. Any defined terms used in the plural shall include the singular and such terms shall encompass all members of the relevant class.

               1.4 SCHEDULES AND EXHIBITS. All schedules and exhibits to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by reference.

               1.5 REFERENCES. Any reference to this Agreement or any other document shall include such document both as originally executed and as it may from time to time be supplemented and modified. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named.

               1.6 OTHER TERMS. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" means "including (include), without limitation."

                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

               Each Borrower hereby represents and warrants to Agent and Lenders as of the date of this Agreement, the date of each Advance, and each and every date during the existence of the Loan, or any portion thereof, as the context admits or requires, that:

               2.1 BORROWER'S CAPACITY. Borrower is a corporation duly incorporated and existing under the laws of the state where organized. Borrower is duly qualified to do business in any state in which the nature of its business requires it to be so qualified, except where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

               2.2 VALIDITY OF LOAN DOCUMENTS. To the best of Borrower's knowledge, the Loan Documents are legal, valid and binding obligations of Borrower enforceable against Borrower in accordance With their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at Law), provided, however, that Borrower knows no reason why the implementation of such Laws would affect the ultimate realization of the security afforded thereby. The execution and delivery by Borrower of and the performance by Borrower of all its obligations under the Loan Documents have been duly authorized by all necessary corporate action and do not and will not:

                      (a) Require any consent or approval not heretofore obtained of any other Person holding any interest or entitled to receive any interest issued or to be issued by Borrower or otherwise.

                      (b) Violate any provision of the Organizational Documents or other agreements to which Borrower is bound.

                      (c) Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature (other than under the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Borrower.

                      (d) To the best of Borrower's knowledge, violate any provision of any Laws, or of any order, writ, judgment, injunction, decree, determination, or award to which Borrower is a party.

                      (e) Result in a breach of or constitute a default under, cause or permit the acceleration of any obligation owed under, or require any consent under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

               2.3 BORROWER NOT IN DEFAULT OR VIOLATION. To the best of Borrower's knowledge, Borrower is not in default under or in violation of any Laws, or any order, writ, judgment, injunction, decree, determination or award to which Borrower is a party which default or violation could reasonably be expected to have a Material Adverse Effect. Borrower is not in default under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease which default could reasonably be expected to have a Material Adverse Effect. No event has occurred and is continuing, or would result from the making of any Advance, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               2.4 NO GOVERNMENTAL APPROVALS REQUIRED. Borrower does not require any authorization, consent, approval, order, license, exemption from, or filing, registration, or qualification with, any Governmental Agency in connection with the execution and delivery by Borrower, and the performance by Borrower, of all or any of its obligations under, the Loan Documents, except that filing and/or recording with Governmental Agencies may be required to comply with public disclosure requirements.

               2.5 TAX LIABILITY. Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any; except where Borrower is contesting taxes Borrower reasonably believes are improperly stated or assessed which contests are in accordance with applicable Laws and the procedures of the appropriate Governmental Agency.

               2.6 FINANCIAL STATEMENTS. All Financial Statements, tax returns and other financial information of Borrower which have heretofore been submitted to Lender fairly present the financial position of Borrower at the respective dates of their preparation. Since the dates of such Financial Statements, tax returns and other financial information, there has been no material adverse change in the financial condition of Borrower.

               2.7 PENDING LITIGATION. To the best of Borrower's knowledge, there are no actions, suits, or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower, including, without limitation, any Bankruptcy Proceeding, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at Law or in equity, or before or by any Governmental Agency, which could reasonably be expected to have a Material Adverse Effect or which, if adversely determined, would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents.

               2.8 YEAR 2000 MATTERS. With respect to the data processing and software programs used by Borrower in the conduct of the business of Borrower (the "Software"), to the best of Borrower's knowledge, except as disclosed in KW's Prospectus dated May 12, 1999:

                      (a) The Software will record, store, process and present calendar dates on and after January 1, 2000, and all information pertaining to those dates in the same manner and with the same functionality as the Software does with respect to calendar dates falling on or before December 31. 1999.

                      (b) The Software has all appropriate capabilities and compatibility for operation of year-2000 compliant data.

                      (c) Date-related user interface functions, data-fields and data-related program instructions and functions of the Software include the indication of the century.

                      (d) Borrower has created a plan to comply with the foregoing subsections (a), (b) and (c).

                      (e) Borrower has undertaken appropriate testing to verify that its software programs are in compliance with the foregoing subsections (a),
(b) and (c) of this Section 2.8.

               2.9 SOLVENCY. Borrower is able to pay its debts as they mature and the realizable value of its Assets is sufficient to satisfy any and all obligations hereunder.

               2.10 PERMITS. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, that are necessary to conduct its business substantially as now conducted and as presently proposed to be conducted except where the failure to possess the same could reasonably be expected to have a Material Adverse Effect, and Borrower is not in material violation of any valid rights of others with respect to any of the foregoing where any such violation could reasonably be expected to have a Material Adverse Effect.

               2.11   ERISA.

                      (a) Each Plan (other than a multiemployer plan) is in compliance in all respects with the applicable provisions of ERISA, the Code and other applicable Laws except to the extent that any non-compliance would not result in a material liability of Borrower. Each Plan that is not a multiemployer Plan has received a favorable determination letter from the IRS and to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification. Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan, except to the extent that any failure to fulfill such obligation would not result in a material liability of Borrower, and has not incurred any material, unsatisfied liability with respect to any Plan under Title IV of ERISA.

                      (b) There are no claims, lawsuits or actions (including by any Governmental Authority), and there has been no prohibited transaction or violation of the fiduciary responsibility rules, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                      (c) With respect to any Plan subject to Title IV of ERISA:

                            (i) No reportable event has occurred under Section
4043)(c) of ERISA for which the PBGC requires thirty (30)-day notice which would result in a material liability of Borrower.

                            (ii) No action by Borrower or any ERISA Affiliate to
terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, which termination or withdrawal would result in a material liability of Borrower.

                            (iii) No termination proceeding has been commenced
with respect to a Plan under Section 4042 of ERISA, and to Borrower's knowledge no event has occurred or condition exists which would constitute grounds for the commencement of such a proceeding; provided that with respect to any multiemployer plan, this representation is made to Borrower's knowledge.

                      (d) The following terms have the meanings indicated for purposes of this Agreement:

                            (i)   "Code" means the Internal Revenue Code of
1986, as amended from time to time.

                            (ii)  "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

                            (iii) "ERISA Affiliate" means any trade or business
(whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code.

                            (iv)  "IRS" means the Internal Revenue Service.

                            (v)   "PBGC" means the Pension Benefit Guaranty
Corporation.

                            (vi)  "Plan" means a pension, profit-sharing, or
stock bonus plan intended to qualify under Section 401(a) of the Code, maintained or contributed to by Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

             2.12 CREDIT BENEFITS. Each Borrower acknowledges and agrees that
(i) it is in its best interest to receive the financial accommodations provided by Lenders to itself and to each other Borrower under this Agreement and (ii) because of the relationship of each Borrower to the other, each Borrower it will derive direct and indirect benefits from the Credit and the Advances made to self and to each other Borrower hereunder.

                                    ARTICLE 3
                               THE LINE OF CREDIT

         3.1 THE CREDIT. Upon the request of Borrower, made in accordance with Section 3.7, and otherwise in compliance with this Agreement, provided that no Event of Default has occurred, each Lender severally agrees to lend to Borrower its pro rata share of Advances. The total amount outstanding under this Agreement for each Lender shall not exceed at any one time the commitment amount set forth opposite such Lender's name on Exhibit A hereto. In no event shall Lenders be obligated to make Advances to Borrower under this
Article 3 whenever the aggregate amount of the Advances made and requested to be made pursuant to this Article 3 exceeds or would exceed, at any one time, the sum of $15,000.000.00; provided, however, until Other Lenders become a party to this Agreement, the aggregate amount of Advances made to Borrower hereunder, shall not, at any one time, exceed the amount of Tokai's Commitment; and provided, further, that in no event shall the aggregate amount of Advances made for the purposes of investments outside of the United States of America exceed at any one time fifty percent (50%) of the available Credit. Provided no Event of Default occurs and shall be continuing, Advances fully and timely repaid by Borrower during the term of the Notes may be reborrowed within such term, subject to all conditions of Advances under this Agreement. Concurrently with Borrower's execution of this Agreement, and as a condition to Lenders' making any Advances, Borrower shall make, execute and deliver to each Lender its Note.

      3.2 TERM. The Credit shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lenders may terminate the Credit pursuant to Section 6.1. On the date of termination, all obligations owed by Borrower to Lenders under the Notes, shall become immediately due and payable without notice or demand and shall be repaid to Lenders in cash or by a wire transfer of immediately available funds.

      3.3 NOTE. The Credit shall be evidenced by the Notes. Payments of principal and interest shall be as provided for in the Notes. Each Advance and each payment under the Credit shall be evidenced and recorded by each Lender upon the records it maintains concerning its portion of the Credit (including, without limitation, on any schedule attached to its Note), which recordation shall be prima facie evidence of such Advance or payment; provided, however, that the failure by any Lender to make any such recordation shall not limit or otherwise affect the obligation of Borrower hereunder or under the Notes. Each Lender is hereby authorized by Borrower to endorse its Note and to attach to and make a part of its Note a continuation of any schedule attached to its Note as and when required.

      3.4 PURPOSE. The Credit is for the purpose of providing funds for acquisitions and investments and for general corporate purposes.

      3.5 TERMS OF REPAYMENT. The principal balance of each Note shall earn interest at the Prime Rate or, at Borrower's option, the LIBOR Rate plus 200 basis points (2.00%), fixed for periods of one (1), three (3) or six (6) months, but fixed only for principal increments of not less than $1,000,000.00. Interest shall be due and payable monthly and principal shall be repayable on the Maturity Date. The foregoing terms are more fully set forth in the Notes, the terms of which shall prevail over the terms of this Section 3.5 if inconsistent therewith.

             All payments received by any Lender from or for the account of Borrower may be applied by Lender, in its sole absolute discretion, in the following manner, or in any other manner, or in any other order Lender chooses:

               (a)   to pay any and all interest due, owing and/or accrued;

               (b) to pay any and all costs, advances, expenses or fees due under this Agreement;

               (c) to pay the principal balance on the Note.

        3.6 CONDITIONS TO CLOSING. Lenders shall not be obligated to make any Advance hereunder until Borrower, at its sole expense, deposits or causes to be deposited with Lenders, the following in form and substance satisfactory to Agent, in Agent's sole opinion and judgment:

               (a)    The Loan Fee;

               (b)    The Note;

               (c)    The Intercreditor Agreement;

               (d)    The Confirmation of Subordination;

               (e) True and correct copies of: Borrower's Organizational Documents, and Financial Statements, all of which documents must be first reviewed and approved by Lender, its counsel, or both;

               (f) A favorable opinion of independent counsel to Borrower acceptable to Agent and its counsel opining to, among other things, Borrower being a validly organized and existing business entity in good standing with full power and authority to carry on its business as now being conducted, Borrower's execution and authority to execute the Loan Documents, the validity and binding effect of the Loan Documents, and further opining as to any additional matters required by Agent's counsel.

        3.7    CONDITIONS TO EACH ADVANCE.

               (a) Before each Advance, including the first, Agent shall have received from Borrower: (A) a Request for Advance, in substantially the form of Exhibit B hereto, (x) with respect to an Advance bearing interest at the Prime Rate, not later than 10:00 a.m. (Los Angeles time) of the Business Day of such Advance, and (y) with respect to an Advance bearing interest at the LIBOR Rate, at least three (3) LIBOR Business Days prior to the date of the requested Advance; and (B) a Compliance Certificate, substantially in the form of Exhibit C hereto, with appropriate insertions.

               (b) Upon receipt of the Request for Advance, Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of the Advance specified therein and such Request for Advance shall not thereafter be revocable by Borrower.

               (c) Not later than [2:00 p.m.] (Los Angeles time) on the date of the Advance, each Lender shall make available its ratable share of the Advance, in immediately available funds, to Agent at its address set forth herein or at such other address as Agent may hereafter designate by notice to Borrower and Lenders, and unless Agent determines that any applicable condition specified in this Agreement has not been satisfied or that any Event of Default has occurred, Agent will make the funds so received from Lenders available to Borrower.

        3.8 NON-UTILIZATION FEE. Borrower agrees to pay a fee on any difference between each Lender's pro rata share of the Credit and the principal balance outstanding under such Lender's Note, determined by the weighted average credit outstanding during the specified period. The fee shall be payable quarterly in arrears, commencing on September 30, 1999, and the last day of each calendar quarter thereafter. The fee will be calculated at the per annum percentage determined as follows:

          Weighted
     Average Utilization                      Non-Utilization Fee
     -------------------                      -------------------
        Under 33.3%                         0.25% of unused amount
        33.3% to 66.6%                      0.20% of unused amount
        Over 66.6%                          0.15% of unused amount


        3.9    ADDITIONAL PROVISIONS REGARDING THE LOAN.

             (a) Borrower hereby authorizes each Lender, if and to the extent any payment of principal or interest or sum otherwise due hereunder, following the occurrence of any Event of Default, is not promptly made pursuant to the Note, and to the extent of any obligation of Borrower to such Lender under this Agreement or any other agreement, to charge against any deposit account which Borrower may maintain with such Lender an amount equal to part or all of the principal costs and expenses then due and payable, and accrued interest from time to time due and payable to such Lender under its Note or otherwise. Each Lender is under no obligation to charge such past due payments against such account of Borrower, but may elect to do so in such Lender's sole and absolute opinion and judgement.

             (b) If, with respect to the Credit there is, due to either (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in any Law or in the interpretation thereof, or (ii) the compliance by each Lender with any guidelines or request from any central bank or other governmental authority (whether or not having the force of Law but which are generally complied with), any increase in the cost of Lender of agreeing to make or making, funding or maintaining such Credit, then Borrower shall from time to time, upon demand by any Lender, pay to such Lender additional amounts sufficient to indemnify Lender against such increased costs, provided that Lender shall determine such additional amounts under the same formula and method that it uses for other borrower's that obtain similar credit facilities to this Credit, from Lender. A certificate as to the amount of such increased costs submitted to Borrower by any Lender shall be prima facie evidence of the increased costs, and shall be immediately due and payable upon demand.

             (c) In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto) at any time that by reason of Regulation D of the Board of Governors of the Federal Reserve System ("Regulation D"), such Lender is required to maintain reserves in respect of Eurocurrency Liabilities (as defined in Regulation D) during any period that interest on any portion of its
Note is payable at the LIBOR Rate (each such period, for any Lender, a "Reserve Period"), then such Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and to Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders), and Borrower shall directly pay to such Lender additional interest on the unpaid portion of its Note bearing interest at the LIBOR Rate during such Reserve Period at a rate per annum which shall, during each LIBOR Interest Period, be the amount by which (i) the LIBOR Rate for such LIBOR Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D) exceeds (ii) the LIBOR Rate for such LIBOR Interest Period. Additional interest payable pursuant to the immediately preceding sentence shall be paid by Borrower at the time that it is otherwise required to pay interest in respect of such LIBOR Interest Period of, if later demanded by the Lender, promptly on demand. Each Lender agrees that if it gives notice to Borrower of the existence of a Reserve Period, it shall promptly notify Borrower of any termination thereof at which time Borrower shall cease to be obligated to pay additional interest to such Lender pursuant to the first sentence of this
Section 3.9(c) until such time, if any, as a subsequent Reserve Period shall occur.


                                    ARTICLE 4
                              BORROWER'S COVENANTS

        In addition to anything else herein stated, Borrower agrees:

      4.1 INSURANCE. To obtain and at all times maintain hazard and liability insurance and such other insurance with such companies and in such amounts as is usual for the business it is in.

      4.2 LENDER MAY EXAMINE BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower's address as stated in Section 8.1 1, or at such other place as Borrower shall notify Agent from time to time, complete and accurate books or accounts and records adequate to reflect correctly the results of the operation of the Borrower's business and copies of all written contracts, leases, rental agreements, concessions, licenses, and other documents and instruments which affect Borrower's business, or any portion thereof or interest therein. Such books, records, contracts, leases, documents. and other instruments shall be subject to examination and inspection by any Lender, or any Lender's agents or designated auditors, upon reasonable written notice, during regular business hours at any reasonable time and from time to time.

      4.3 NO AUTOMATIC SET-OFF. The existence of any deposit account maintained with any Lender and/or the fact of any sum or sums being on deposit in said account shall in no way constitute a set-off against or be deemed to compensate the obligation of the Loan or any payment or performance due under this Agreement or any of the other Loan Documents, unless and until such Lender, by affirmative action, shall so apply said account or any portion thereof and then only to the extent thereof so designated by such Lender.

      4.4 PRESERVATION OF CORPORATE EXISTENCE. Borrower shall preserve and maintain its corporate existence, right, franchises and privileges in the jurisdiction of formation, and qualify and remain qualified as a foreign entity in any jurisdiction in which such qualification is or may be necessary, in view of Borrower's business and operations or the ownership of its properties, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      4.5 COMPLIANCE WITH LAWS AND CONTRACTS. Borrower shall comply with the requirements of all applicable Laws and orders of any Governmental Agency, provided that if Borrower has not so complied by the date prescribed in any such Law or order Borrower shall comply therewith by the date set forth in any order of the Governmental Agency charged with the enforcement of such Law or order if such date is later, and comply with all contracts, agreements, indentures or instruments by which it is bound, except where the failure to comply with such Laws, orders, contracts, agreements, indentures or instruments could not reasonably be expected to have a Material Adverse Effect.

      4.6 MAINTENANCE OF PROPERTIES. Borrower shall use its best efforts to maintain and preserve, or cause to be maintained and preserved, all of its properties, necessary or useful in the proper conduct of its business, including such as may be under lease, in good working order and condition, ordinary wear and tear excepted, except where the failure to maintain or preserve the same could not reasonably be expected to have a Material Adverse Effect. In the event Borrower hereafter intends to move its principal place of business to a location other than as set forth under Section 8.11 of this Agreement, Borrower shall give at least thirty (30) days' prior written notice to Agent of its intention to move, the date that such move is anticipated, and its new address.

      4.7 LIMITATION ON ACQUISITIONS, MERGERS. KW shall not acquire, merge or consolidate with or into any business organization unless KW is the surviving entity following such action.

      4.8 REPORTING REQUIREMENTS. So long as Borrower shall have any obligation to Lenders under this Agreement, Borrower shall deliver to Agent the following financial statements and reports:

               (a) As soon as practicable and in any event within FIVE (5) Business Days after Borrower or its President or Chief Financial Officer knows or should reasonably have known of the commencement of any legal action against it or its President or Chief Financial Officer except actions seeking money judgment that are fully insured or bonded or could not reasonably be expected to have a Material Adverse Effect, a report of the commencement of such action containing a statement signed for and on behalf of Borrower by the President or Chief Financial Officer setting forth details of such legal action and any action Borrower proposes to take with respect thereto;

               (b) Within five (5) Business Days of the occurrence of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a report regarding such Event of Default or event setting forth details and describing any action which Borrower proposes to take with respect thereto, signed for and on behalf of Borrower by an authorized officer of Borrower;

               (c) Any change in name of Borrower or use of any trade names or trade styles not presently used;

               (d) As soon as possible, but in any event, within one hundred twenty (120) days following the end of each calendar year during which the Credit has not been fully repaid and performed, and discharged, audited Financial Statements representing the financial condition of KW and its subsidiaries on a consolidated basis as of the end of such calendar year. All such Financial Statements shall be prepared, audited, and presented in accordance with GAAP, or in such other form and content as Agent may permit, in its sole opinion and judgment. All such Financial Statements shall contain a certification signed by any individual providing a Financial Statement or by one or more authorized representatives of any corporation, partnership limited liability company or other entity providing a Financial Statement, certifying to the completeness and accuracy of all information, without exception;

               (e) As soon as available and in any event within thirty (30) days of filing each year, a copy of KW's federal and state income tax returns complete with supporting schedules and exhibits;

               (f) As soon as available, but in any event, within thirty (30) days of the end of each calendar year, projection's by KW of the Financial Statements for KW and its subsidiaries for the succeeding calendar year on a quarterly basis, and on an annual basis for the following two (2) calendar years. These Financial Statements may be Borrower prepared;

               (g) Copies of KW's Form 10-K Annual Report, form 10-Q Quarterly Report and Form 8-K Current Report within fifteen (15) days after the date of filing with the Securities and Exchange Commission;

               (h) Within the periods provided in (d) and (g) above, a Compliance Certificate of KW signed by an authorized financial officer of KW setting forth (i) the information and computations (in sufficient detail) to establish that KW is in compliance with all financial covenants provided for in
Section 4.11 at the end of the period covered by the Financial Statements then being furnished and (ii) whether there existed as of the date of such Financial Statements and whether there exists as of the date of the Compliance Certificate, any Event of Default under this Agreement or any event which with notice or lapse of time or both would constitute an Event of Default and, if any of the foregoing exists, specifying the nature thereof and the action KW is taking or proposes to take with respect thereto;

               (i) Promptly upon receipt thereof, one (1) copy of any other report submitted to Borrower or any of Borrower's officers by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

               (j) Within five (5) Business Days of becoming aware of any developments or other information likely to materially and adversely affect Borrower's properties, business, prospects, profits or condition (financial or otherwise) or Borrower's ability to perform this Agreement or the other Loan Documents, telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect which shall be promptly confirmed in writing;

               (k) Borrower agrees to furnish notice immediately to Lender if Borrower has reason to believe or discovers any failure to comply with subsections (a), (b) and/or (c) of Section 2.8;

               (1) Borrower agrees to furnish notice immediately to Lender in the event Borrower has reason to believe or discovers that the interface of Borrower's data processing and/or software systems with any third party program or system may or does result in material adverse consequence to Borrower;

               (m) Such other information respecting the business, properties or the condition or operations, financial or otherwise, of Borrower as Lender may reasonably request from time to time.

      4.9 TRANSFER OF ASSETS. There shall not be, whether voluntarily, involuntarily, or by operation of Law, a transfer, conveyance, lease, sale or other disposition of any of the Assets of Borrower or any part thereof, except as otherwise explicitly permitted hereunder or under any of the other Loan Documents and other than (i) in the ordinary course of Borrower's business, and
(ii) the conveyance, sale or disposition of ekwic.com (a.k.a. eproperty.com), without the prior written consent of Agent, which consent shall not be unreasonably withheld.

      4.10 YEAR 2000 COMPLIANCE. From and after December 31, 1999: (i) the Software used by Borrower in the conduct and operation of the business of Borrower will comply with the representations and warranties set forth in
Section 2.8, and (ii) the representations and warranties set forth in Section
2.8 shall continue in full force and effect, and Borrower will comply with and otherwise act in accordance with such representations and warranties. Borrower further covenants and agrees to indemnify and hold Lender harmless from any and all claims, suits, actions, debts, damages, costs, losses, obligations, changes and expenses of any nature whatsoever suffered or incurred by Agent and Lenders arising from the failure of Borrower to comply with or act in accordance with the terms of this Section 4.10.

      4.11 FINANCIAL COVENANTS. KW shall maintain on a consolidated basis, the following financial covenants, to be measured at the end of each calendar quarter (other than (d) below), commencing on September 30, 1999. All financial ratios shall be calculated at the end of each calendar quarter, using the results of that quarter and each of the three (3) immediately preceding quarters.

             (a) Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth equal to at least the amounts indicated for each period specified below:

               Period                                 Amounts
               ------                                 -------
               Ending December 31, 1999               $27,000,000.00
               Ending December 31, 2000               $38,000,000.00

               (b) Leverage Ratio. Maintain on a consolidated basis a Leverage Ratio not exceeding the amounts indicated for each period specified below:

                Period                                Ratio
                ------                                -------
                Ending December 31, 1999              3.00:1.0
                Ending June 30, 2000                  2.50:1.0
                Ending June 30, 2001                  2.00:1.0

               (c) Debt Coverage Ratio. Maintain on a consolidated basis a Debt Coverage Ratio of at least the amounts indicated for each period specified below:

                Period                                Ratio
                ------                                -------
                Ending December 31, 1999              1.50:1.0
                Ending December 31, 2000              2.00:1.0


               (d) Positive Net Income. Earn positive net income in each calendar year.

      4.12 LIQUIDITY. KW shall maintain unencumbered liquid assets equal to at least $2,712,500. "Liquid Assets" means the following assets of KW: (a) cash and certificates of deposit; (b) U.S. Treasury Bills and other obligations of the United States government; and (c) readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).

      4.13 OTHER DEBT. Borrower shall not have outstanding or incur any direct or contingent liabilities (other than to Lenders), or become liable for the liabilities of others, without the Lenders' written consent. This does not prohibit:

               (a) Acquiring goods, supplies, or merchandise on normal trade credit;

               (b) Endorsing negotiable instruments received in the usual course of business;

               (c) Obtaining surety bonds in the usual course of business;

               (d) Liabilities and lines of credit in existence on the date of this Agreement disclosed in writing to Lenders; provided, that, without the prior consent of Agent, at no time shall the aggregate amount of unsecured debt of KW and its subsidiaries exceed $40,000,000.00, including the lines of credit provided under this Agreement and by East-West Bank;

               (e) Guaranties by KWP of the debt of its subsidiaries for the acquisition, holding or development of real estate;

               (f) Additional real estate secured or other non-recourse debt;

               (g) Additional recourse debt approved by Lenders having (i) a maturity date at least twenty-four (24) months beyond the Maturity Date and (ii) covenants no more stringent than the covenants provided in Article IV of this Agreement;

               (h) Debts in favor of Affiliates and/or officers, directors or shareholders provided such debts are subordinated, in form and substance acceptable to Lenders, to all obligations of Borrower to Lenders under this Agreement.

      4.14 DIVIDENDS. KW shall not declare or pay any dividends on any of its shares except dividends payable in capital stock of KW, and shall not purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto.

      4.15 OTHER LIENS. Borrower shall not create, assume, or allow any security interest or lien (including judicial liens) on property Borrower now or later owns, except:

               (a) Deeds of trust and security agreements in favor of Agent on behalf of Lenders;

               (b) Liens for taxes not yet due;

               (c) Liens outstanding on the date of this Agreement disclosed in writing to Agent, including, without limitation, the pledge and security interest in favor of Colony K-W, LLC on the capital stock of KWPL;

               (d) Liens securing debt permitted in Section 4.13 (e) and (f).

                                    ARTICLE 5
                                EVENTS OF DEFAULT

      5.1 CONDITIONS UNDER WHICH LENDER MAY DECLARE AN EVENT OF DEFAULT BY
BORROWER: Each of the following shall constitute an Event of Default under this Agreement, the Note and the other Loan Documents:

               (a) failure in the payment of any principal or interest, or both, within five (5) days of the date when due under the terms of any Note, this Agreement or any other Loan Documents; and

               (b) other than monetary defaults covered under Section 5.1(a), default in the due observance or performance of any term, covenant or condition contained in this Agreement, any Note or any other Loan Document which default cannot be cured by the payment of money and such default shall continue for a period of thirty (30) calendar days after Lender shall have given a written notice to Borrower specifying such default; provided, however, that if such non-monetary default is curable but is of a nature that such cure cannot be completed within such thirty (30) day period, Borrower shall be allowed to cure such default if Borrower shall promptly commence such cure after receipt of such notice and diligently prosecutes the same to completion (provided further, however, that in no event shall such extension operate to extend beyond the earlier to occur of sixty (60) days or the Maturity Date); provided, however, Lenders shall not be obligated to make any Advances to Borrower during any cure period;

               (c) if any representation or warranty made or agreed to be made herein or in any other Loan Document shall prove to be untrue or misleading in any material respect;

               (d) if Borrower or any subsidiary consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower;

               (e) if any Bankruptcy Proceeding shall have been filed against Borrower or any subsidiary and the same is not withdrawn, dismissed, canceled or terminated within ninety (90) days of such filing; provided, however, Lenders shall not be obligated to make any Advances to Borrower during such period;

               (f) if Borrower or any subsidiary is adjudicated bankrupt or insolvent or a petition for reorganization of Borrower or any subsidiary is granted;

               (g) if a receiver, liquidator or trustee shall be appointed for Borrower or any subsidiary or for substantially all of their respective property;

               (h) if Borrower or any subsidiary shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due;

               (i) except as otherwise permitted herein, if Borrower shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower;

               (j) any suit shall be filed against Borrower, which, if adversely determined could reasonably be expected to materially impair the ability of Borrower to perform any or all of its obligations under this Agreement or any of the other Loan Documents, unless Borrower's counsel furnishes to Agent its opinion, to the satisfaction of Agent and Agent's counsel, that, in its judgment the suit is not reasonably expected to have a Material Adverse Effect.

               (k) a final judgment for the payment of money shall be rendered by a court of competent jurisdiction against Borrower or any of its subsidiaries, and Borrower or such subsidiary, as the case may be, shall not discharge or bond the same or provide for its discharge or bonding in accordance with its terms, or procure a stay of execution thereof, within forty-five (45) days from the date of entry thereof and within said period of forty-five (45) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $250,000.00;

               (l) Borrower shall liquidate, dissolve, or fail to maintain its status as a going concern;

               (m) Borrower commits a breach or default in the payment or performance of any other obligation of Borrower to Lender which is not remedied within any period provided therein or waived by Lender;

               (n) (i) any debt of Borrower, which individually or in the aggregate exceeds $250,000.00 ("Material Debt"), shall be declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease Material Debt shall be required to be made, in each case prior to the stated maturity thereof, or the maturity of any or all of Material Debt is otherwise accelerated, or (ii) Borrower or any of its subsidiaries shall fail to pay all or any portion of its Material Debt in full upon the final stated maturity of such respective Material Debt (including any extension thereof);

               (o) (i) KW shall fail to pay any principal of, premium or interest on or any other amount payable to East West Bank under KW's line of credit therewith when the same becomes due and payable (whether at scheduled maturity, or by required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such credit line; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to such credit line and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration of the maturity of amounts owed under such credit line (whether or not such acceleration occurs);

               (p) Any Confirmation of Subordination, security agreement or other document required by this Agreement is revoked, violated or no longer in effect;

               (q) Any levy (including, but not limited to any levy following the granting of an attachment lien) is made on any of Borrower's property under any process or any lien creditor commences suit to enforce a judgment lien against any of Borrower's property and such levy or action shall not be bonded against by sureties deemed by Agent to be sufficient in its opinion and judgment and shall continue unstayed for thirty (30) calendar days or more; provided, however,

Lenders shall not be obligated to make any Advances to Borrower during the period of time the levy is unstayed;

               5.2 CESSATION OF ADVANCES. Upon the occurrence of an Event of Default by Borrower under this Agreement, Agent may, at its option, and upon the request of Majority Lenders shall, without notice or demand, except as otherwise provided in Section 5.1, cease making any Advances under this Agreement or under any other agreement between Borrower and Lender.

                                    ARTICLE 6
                                    REMEDIES

      6.1 RIGHTS OF LENDER. Upon the occurrence of an Event of Default by Borrower under this Agreement, Agent may, at its option, and upon the request of Majority Lenders shall, without notice or demand, in the case of any Event of Default under Section 5.1(d) through (h), inclusive, and otherwise upon five
(5) Business Days written notice from Agent to Borrower, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all obligations, whether evidenced by this Agreement, the Notes, or otherwise, immediately due and payable;

               (b) Terminate this Agreement and the Credit as to any future obligation or liability of any Lender, but without affecting the obligations owing by Borrower to any Lender.

      6.2 RIGHTS AND REMEDIES NON-EXCLUSIVE. In addition to the specific rights and remedies hereinabove mentioned, Agent shall have the right to avail itself of any other rights or remedies to which Lenders may be entitled any other Loan Documents, at Law or in equity, including, but not limited to, the right to realize upon any or all of the security and for the Credit to do so in any order. Furthermore, the rights and remedies set forth above are not exclusive, and Agent, for itself and on behalf of Lenders may avail itself of any individual right or remedy set forth in this Agreement, or available at Law or in equity, without utilizing any other right or remedy.

                                    ARTICLE 7
                                   THE AGENT

      7.1 APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      7.2 AGENT AND AFFILIATES. Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any subsidiary or Affiliate of the Borrower as if were not Agent hereunder.

      7.3 ACTION BY AGENT. The obligations of Agent hereunder and under the other Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Article 5 hereof.

      7.4 CONSULTATION WITH EXPERTS. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accounts or experts.

      7.5 LIABILITY OF AGENT. Neither Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith or in connection with any other Loan Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder or in connection with any other Loan Documents; (b) the performance or observance of any of the covenants or agreements of Borrower; (c) the satisfaction of any condition specified in Article 3; or (d) the validity, effectiveness or genuineness of any of the Loan Documents or any other instrument or writing furnished in connection herewith or therewith. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

      7.6 INDEMNIFICATION. Each Lender shall, ratably in proportion to the amount of its commitment, indemnify the Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by Agent hereunder or thereunder.

      7.7 FAILURE TO ACT. Except for action expressly required of Agent hereunder or under any other Loan Document Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      7.8 CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or under any other Loan Document.

        7.9 ADDITIONAL LENDERS. From time to time additional financial institutions may, with the written consent of Agent and Borrower, become a Lender under this Agreement upon the execution and delivery to Agent of a Lender Participation Agreement, substantially in the form of Exhibit E. Upon receipt of such executed agreement. Agent shall revise Exhibit A to this Agreement and distribute same to all parties hereto and Borrower shall execute and deliver a Note to the new Lender evidencing its pro rata share of the Credit.

        7.10 SETOFF. Regardless of the adequacy of any collateral for the Credit, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity or the branch of where such deposits are held) or other sums credit by or due from any Lender to Borrower and any securities or other property of Borrower in the possession of such Lender may be applied to or set off against the payment of any obligations owing to such Lender hereunder, and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower to such Lender.

        7.11 DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of the Loan Documents, except as otherwise provided in Section 7.10, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be), the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Agent in connection with the collection of such monies by Agent, for the exercise, protection or enforcement by Agent of all or any of the rights, remedies, powers and privileges of Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to Agent against any taxes or liens which by Law shall have or may have, priority over the rights of Agent to such monies;

               (b) Second, to all obligations of Borrower to Tokai under the Loan Documents; and

               (c) Third, to all obligations of Borrower to Other Lenders under the Loan Documents.

      7.12    PAYMENTS.

             (a) A payment by Borrower to Agent hereunder or under any of the other Loan Documents for the account of any other Lender shall constitute a payment to such other Lender. Agent agrees to distribute to such Lender not later than one Business Day after Agent's receipt of good funds, determined in accordance with Agent's customary practices, such Lenders pro rata share of payments received by Agent for the account of such Lender except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that Agent fails to distribute such amounts within one Business Day as provided above, Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate (calculated for the purposes of this section only based on overnight federal funds transactions) from time to time in effect.

               (b) If, in the opinion of Agent the distribution of any amounts received by it in such capacity hereunder, under the notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until it is right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to Agent its pro rata share of any Credit or (ii) to comply with any of its obligations under this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from Borrower, whether on account of outstanding Credit, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their respective pro-rata shares of all outstanding Credit in accordance with the terms of this Agreement. The Delinquent Bank hereby authorizes Agent to distribute such payments to the non-delinquent Lenders in proportion to their respective pro-rata shares of all outstanding Credit in accordance with the terms of this Agreement. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Credit of the non-delinquent Lenders or as a result of other payments by the Delinquent Bank to the non-delinquent Lenders, Lenders respective pro rata shares of all outstanding Credit have returned to those in effect immediately prior to such delinquency and without giving effect to the non-payment causing such delinquencies.

                                    ARTICLE 8
                      GENERAL CONDITIONS AND MISCELLANEOUS


      8.1 NON-LIABILITY OF LENDER. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled, or given to Lenders pursuant to this Agreement or the other Loan Documents, including any certificate, Financial Statement, appraisal or insurance policy, Lenders shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lenders.

      8.2 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights, and duties of Borrower and Lenders in connection with the Loan. It shall be deemed a supplement to the Note and the other Loan Documents, and shall not be construed as a modification of the Note or the other Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lenders, and Lenders' successors and assigns and Borrower's permitted successor and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof or the right to rely hereon. In the event of a conflict between this Agreement and the Note, the provisions of the Note shall control.

      8.3 INDEMNITY BY BORROWER. Borrower hereby indemnifies and agrees to hold harmless each Lender and its directors, officers, agents and employees (individually and collectively the "Indemnitee(s)") from and against:

               (a) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action or cause of action, directly or indirectly, relates to a claim, demand, action or cause of action that the Person has or asserts against Borrower; and

               (b) Any and all liabilities, losses, costs or expenses (including court costs and attorneys' fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in this Section 8.3.

               (c) Notwithstanding the foregoing provisions of this Section 8.3, Borrower is not obligated to defend, indemnify or hold any Indemnitee harmless from any claims, actions, demands, causes of action, liabilities, damages, losses, costs or expenses of any kind arising from any Indemnitee's gross negligence or willful misconduct.

      8.4 INTENTIONALLY OMITTED.

      8.5 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof. The waiver by Lender of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

      8.6 SUCCESSORS AND ASSIGNS; DISSEMINATION OF INFORMATION.

               (a) This Agreement shall be binding upon and shall inure to the benefit of Borrower, Agent and Lenders and their respective successors and assigns. Notwithstanding anything to the contrary contained or implied herein, Borrower shall not be permitted to assign its rights and obligations hereunder without the prior written consent of Lenders. Any purported assignment in violation of the foregoing shall be null and void.

               (b) Each Lender may, but only with the prior written consent of the other Lender(s) and Borrower (which consent shall not be unreasonably withheld), at any time sell, assign or transfer all or any portion of its Credit, Loan or Note or of its right, title and interest therein or thereto or in or to this Agreement to any other Person; provided that: (i) each such assignment (a) shall be of a constant, and not a varying, percentage of such Lender's Loans and (b) if such assignment shall be a Novation (defined below), it shall be of all of such Lender's rights and obligations under this Agreement (including such Lender's commitment); and (ii) no consent from Borrower shall be required in the case of (a) any assignment to another Lender or to a financial institution or entity under common ownership with and directly controlled by such Lender, or (b) pledges or assignments for security purposes by any Lender to any Federal Reserve Bank, provided, in no event, shall any assignment increase the costs or obligations of Borrower. If such assignment is to one or more financial institutions which assume the obligations of such Lender hereunder (a "Novation"): (x) the assigning Lender shall deliver to Agent an Assignment and Assumption Agreement, duly executed by it and by the assignee bank, in form and substance satisfactory to Agent; (y) the assigning Lender shall thereupon be released from, and the assuming institution shall assume and become obligated in respect of, the assigning Lender's commitment and its other obligations hereunder to the extent of such Novation and (z) the assuming institution shall be a party hereto (and shall constitute a Lender hereunder). Following any Novation, Agent will prepare, and Borrower will execute and deliver, a new Note for the assignee Lender reflecting the Novation. Each Lender may furnish any information supplied to such Lender pursuant to this Agreement to any proposed assignee previously consented to by Borrower (if such consent is required); provided that such actual or potential assignees shall agree to treat all information exchanged as confidential.

             (c) Borrower hereby further agrees that any Lender may disclose such information as it deems necessary or advisable regarding the Loan or Borrower, in connection with any disclosure required of such Lender with respect to its organization, capitalization or operations, or as may be required by any applicable securities or other disclosure Laws or any laws, rules, statutes, codes or regulations of Japan or the United States (and the laws, rules, statutes, codes or regulations regulating or governing any other sovereign matter having a similar import, scope or purpose) or as may otherwise be necessary in connection with any such transaction or the preparation of audited or unaudited financial statements of such Lender.

      8.7 EXECUTION IN COUNTERPARTS. This Agreement and any other Loan Document, except the Notes may be executed in any number of counterparts, and any party hereto or thereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original, and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereon or thereof, as the case may be, have been executed by all the parties hereto or thereto.

      8.8 INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the documents referred to herein, constitute the entire agreement of the parties touching upon the subject matter hereof, supersedes any prior negotiations or agreements on such matter. No amendment, modification or supplement of any provision of this Agreement or any of the other Loan Documents shall be effective unless in writing, signed by Lenders and Borrower; and no waiver of any of Borrower's obligations under this Agreement or any of the other Loan

Documents or consent to any departure by Borrower therefrom shall be effective unless in writing, signed by Lenders, and then only in the specific instance and for the specific purpose given.

      8.9 COSTS, EXPENSES AND TAXES. Borrower shall pay to Lenders, on demand:

             (a) The reasonable attorneys' fees and out-of-pocket expenses incurred by Agent in connection with the negotiation, preparation, execution, delivery and administration of the Agreement and any other Loan Document and any matter related thereto;

             (b) The reasonable costs and expenses of each Lender in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants, and other outside experts retained by each Lender, and including reasonable attorneys' fees and expenses incurred by such Lender in connection with the analysis, monitoring, supervision and/or assertion of such Lender's rights and claims in any Bankruptcy Proceeding affecting Borrower, including, but not limited to, pursuing or opposing any motion for relief from the automatic stay, use of cash collateral, post-petition financing or confirmation of a plan; and

             All sums paid or expended by Lenders under the terms of this Agreement shall be payable by Borrower within five (5) Business Days of receipt from Agent or any Lender of written demand for payment. All such sums, together with all amounts to be paid by Borrower pursuant to this Agreement, shall bear interest from the date of expenditure at the default rate provided in the Note.

      8.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in any other Loan Document shall survive the making of the Credit and the execution and delivery of the Notes, and are material and have been or will be relied upon by Lenders, notwithstanding any investigation made by any Lender or on behalf of any Lender. For the purpose of this Agreement, all statements contained in any certificate, agreement, Financial Statement, or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.

      8.11 NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document, must be in writing and must be mailed or delivered to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.

             If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with first-class or air mail postage prepaid; if given by a reputable overnight courier for next day delivery, one (1) business day after being delivered to such courier;

if given by facsimile or other form of electronic written communication, when confirmation of delivery has been received by sender; or if given by personal delivery, when delivered.

               Such notices will be given to the following:

                      To Agent         TOKAI BANK OF CALIFORNIA
                      on behalf        300 South Grand Avenue
                      of Lenders:      Los Angeles, California 90071
                                       Attn: Loan Servicing Group

                      To Borrower:     KENNEDY-WILSON, INC.
                                       9601 Wilshire Boulevard,  Suite 220
                                       Beverly Hills, CA 90210
                                       Attn: Freeman A. Lyle
                                       Chief Financial Officer

               8.12 FURTHER ASSURANCES. Borrower shall, at its sole expense and without expense to Lenders, do, execute and deliver such further acts and documents as any Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lenders the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Documents.

               8.13 GOVERNING LAW. The Loan shall be deemed to have been made in California, and this Agreement and the other Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California without application of conflict of laws principals. It is agreed that exclusive venue for any legal action between the parties arising out of or relating to this Agreement shall be in the Superior Court for Los Angeles County, California, or in cases where federal diversity jurisdiction is available and obtained in the United States District Court for the Central District of California situated in Los Angeles, California.

               8.14 SEVERABILITY OF PROVISIONS. If any provision of this Agreement or of any of the other Loan Documents is held to be inoperative, unenforceable or invalid, such provision shall be inoperative, unenforceable or invalid without affecting the remaining provisions; this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement or the other Loan Documents; and to this end the provisions of this Agreement and the other Loan Documents are declared to be severable, remaining in full force and effect.

               8.15 JOINT AND SEVERAL OBLIGATIONS. If this Agreement is executed by more than one Person as Borrower, the obligations of each of such Person hereunder shall be joint and several obligations.

               8.16 CONSTRUCTION. Whenever the context of this Agreement requires, the singular shall include the plural and the masculine gender shall include the feminine and/or neuter. Any representation or warranty made herein or in the other Loan Documents based on the "knowledge" of Borrower or any other Person making such representation or warranty shall be deemed and construed to mean such facts and circumstances that the Person knows or should have known after due inquiry regarding the making of such representation or warranty.

               8.17 HEADINGS. Article and Section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

               8.18 JURY TRIAL WAIVER. IN ANY ACTION BROUGHT BY LENDERS, BORROWER OR ANY THIRD PARTY ARISING UNDER THIS AGREEMENT, THE NOTE, OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, ANY ACTION BASED UPON FRAUD, NEGLIGENCE, BREACH OF CONTRACT, WASTE, INTENTIONAL TORT OR NEGLIGENT TORT, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AND AGREES THAT SUCH ACTION SHALL BE TRIED BY THE COURT ONLY. BORROWER FURTHER AGREES TO EXECUTE AND TO FILE WITH ANY COURT IN WHICH ANY SUCH ACTION IS COMMENCED, ANY DOCUMENTS OR INSTRUMENTS NECESSARY TO EVIDENCE OR TO EFFECTUATE THIS WAIVER OF TRIAL BY JURY.

               Borrower has initialed this Section 8.18 to further indicate its awareness and acceptance of each and every provision hereof.

     [ILLEGIBLE]                  [ILLEGIBLE]                      [ILLEGIBLE]                     [ILLEGIBLE]
  -------------------          ------------------               -------------------            -------------------
  Borrower's Initials          Borrower's Initials              Borrower's Initials            Borrower's Initials

               IN WITNESS WHEREOF, Borrower, Agent and Lenders have hereunto caused this Agreement to be executed on the date first above written.

                                    "Lender" and "Agent"

                                    TOKAI BANK OF CALIFORNIA, a California
                                    banking corporation

                                        By: /s/ GARY E. KASPER
                                           -------------------------------------
                                        Name: Gary E. Kasper
                                             -----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------

                       [Signatures continued on next page]

               8.16 CONSTRUCTION. Whenever the context of this Agreement requires, the singular shall include the plural and the masculine gender shall include the feminine and/or neuter. Any representation or warranty made herein or in the other Loan Documents based on the "knowledge" of Borrower or any other Person making such representation or warranty shall be deemed and construed to mean such facts and circumstances that the Person knows or should have known after due inquiry regarding the making of such representation or warranty.

               8.17 HEADINGS. Article and Section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

               8.18 JURY TRIAL WAIVER. IN ANY ACTION BROUGHT BY LENDERS, BORROWER OR ANY THIRD PARTY ARISING UNDER THIS AGREEMENT, THE NOTE, OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, ANY ACTION BASED UPON FRAUD, NEGLIGENCE, BREACH OF CONTRACT, WASTE, INTENTIONAL TORT OR NEGLIGENT TORT, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AND AGREES THAT SUCH ACTION SHALL BE TRIED BY THE COURT ONLY. BORROWER FURTHER AGREES TO EXECUTE AND TO FILE WITH ANY COURT IN WHICH ANY SUCH ACTION IS COMMENCED, ANY DOCUMENTS OR INSTRUMENTS NECESSARY TO EVIDENCE OR TO EFFECTUATE THIS WAIVER OF TRIAL BY JURY.

               Borrower has initialed this Section 8.18 to further indicate its awareness and acceptance of each and every provision hereof.

     [ILLEGIBLE]                  [ILLEGIBLE]                      [ILLEGIBLE]                    [ILLEGIBLE]
  -------------------          ------------------               -------------------            -------------------
  Borrower's Initials          Borrower's Initials              Borrower's Initials            Borrower's Initials

               IN WITNESS WHEREOF, Borrower, Agent and Lenders have hereunto caused this Agreement to be executed on the date first above written.

                                    "Lender" and "Agent"

                                    TOKAI BANK OF CALIFORNIA, a California
                                    banking corporation

                                        By: /s/ GARY E. KASPER
                                           -------------------------------------
                                        Name: Gary E. Kasper
                                             -----------------------------------
                                        Title: S.V.P.
                                              ----------------------------------

                       [Signatures continued on next page]

                                    "Borrower"

                                    KENNEDY-WILSON, INC., a
                                    Delaware corporation


                                        By: /s/ FREEMAN LYLE
                                           -------------------------------------
                                        Name: F. Lyle
                                             -----------------------------------
                                        Title: [ILLEGIBLE]
                                              ----------------------------------

                                    KENNEDY-WILSON INTERNATIONAL, INC.,
                                    a California corporation


                                        By: /s/ FREEMAN LYLE
                                           -------------------------------------
                                        Name: F. Lyle
                                             -----------------------------------
                                        Title: Secretary
                                              ----------------------------------

                                    KENNEDY-WILSON PROPERTIES, LTD.,
                                    a Delaware corporation

                                        By: /s/ FREEMAN LYLE
                                           -------------------------------------
                                        Name: F. Lyle
                                             -----------------------------------
                                        Title: Secy
                                              ----------------------------------


                                    K-W PROPERTIES, INC.,
                                    a California corporation

                                        By: /s/ FREEMAN LYLE
                                           -------------------------------------
                                        Name: F. Lyle
                                             -----------------------------------
                                        Title: Secy
                                              ----------------------------------

                                    EXHIBIT A

Name of Lender                     Commitment Amount               Percentage Interest
--------------                     -----------------               -------------------
Tokai Bank of California              $10,000,000                        66.66667

[Additional Lender(s)]               [$ 5,000,000]                      [33.33333]
                                     ------------
                                      $15,000,000                       100.00000%

                                    EXHIBIT B
                           FORM OF REQUEST FOR ADVANCE

                                    EXHIBIT C
                         FORM OF COMPLIANCE CERTIFICATE

                         FORM OF COMPLIANCE CERTIFICATE

                                                        Dated:___________, 1999

TO:     Tokai Bank of California
        as Agent for the Lenders
        under the Revolving Loan
        Agreement referred to below
        300 South Grand Avenue
        Los Angeles, CA 90071
        Attn: Loan Servicing Group

Ladies and Gentlemen:

        The undersigned hereby certifies to you pursuant to the Revolving Loan Agreement dated as of July 2, 1999, ("Agreement") between Kennedy-Wilson, Inc., a Delaware corporation ("KW"), Kennedy-Wilson International, Inc., a California corporation ("KWI"), Kennedy-Wilson Properties, Ltd., a Delaware corporation ("KWPL"), and K-W Properties, Inc., a California corporation ("KWP"), (individually and collectively, "Borrower"), certain Lenders and Tokai Bank of California, as agent for Lenders ("Agent"), as follows:

        As of_______________ , no Event of Default or event which with the lapse of time or the giving of notice, or both, would become an Event of Default (an "Unmatured Event of Default") has occurred [except: (Specify nature and extent of such Event of Default and/or Unmatured Event of Default) __________________].

        If applicable, the corrective action taken or proposed to be taken to prevent or cure such Event of Default or Unmatured Event of Default is as follows:_______________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


        As of_____________________________, KW maintains on a consolidated basis the following financial covenants pursuant to Section 4.11 of the Agreement:

               a)     Tangible Net Worth of $_______________________________

               b)     A Leverage Ratio of _____________________:1.0

               C)     A Debt Coverage Ratio of ________________:1.0

               d)     As of December 31,_______, positive net income of $______.

        As of____________________. KW maintains:

        a)     unencumbered liquid assets of $_______________

        The Financial Statements and/or reports submitted as of this date are true, complete, correct and consistent with GAAP.

        Any and all capitalized terms set forth in this certificate without definition shall have the respective meanings ascribed thereto in the Agreement.

                                     KENNEDY-WILSON, INC., a Delaware
                                     corporation

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                      This determination of the LIBOR Rate by Agent shall be binding and conclusive upon Borrower.

        1.8    "LIBOR Rate Option" has the meaning set forth in Section 3.

        1.9 "Loan Agreement" means that certain Revolving Loan Agreement entered into by and between Borrower, Agent and Lenders of even date herewith, as it may be amended from time to time, and is subject to all of the terms and conditions thereof. All terms not defined herein shall have the same meaning as in the Loan Agreement. In the event of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall prevail.

        1.10 "Maturity Date" means the earlier of July 2, 2001 and the date on which a Change of Control (as defined in the Loan Agreement) occurs.

        1.11 "Prime Rate" means the variable rate of interest per annum announced, declared and/or published from time to time by Agent as its "Prime Rate" with the understanding that Agent's "Prime Rate" is one of its base rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Agent's base rates.

        1.12 "Principal Balance" means the outstanding principal balance of this Note from time to time.

        1.13   "Rollover Date" means the last day of the LIBOR Interest Period.

2.      Interest and principal shall be payable as follows:

        2.1 Interest shall be payable monthly, in arrears, commencing on the last day of the month following the initial disbursement, and shall continue to be due and payable, in arrears, on the same day of each calendar month thereafter until the Maturity Date.

        2.2 Upon the Maturity Date, the Principal Balance together with all accrued and unpaid interest and other sums due on this Note shall be due and payable in full.

        2.3 All sums outstanding under the Principal Balance not designated by Borrower as bearing interest at the LIBOR Rate shall bear interest at the Prime-Based Rate.

3. Borrower shall have the fight and/or option to elect to have the Principal Balance, or portions thereof, bear interest at the LIBOR Rate (herein "LIBOR Rate Option"), provided such election is made in the manner hereinafter set forth. Any election of Borrower of the LIBOR Rate Option must be made in accordance with the following:

        3.1 Borrower may only elect the LIBOR Rate Option for one (1) month, three (3) month, or six (6) month periods, and only in regard to principal increments of not less than $1,000,000.00.

        3.2 For each and every election of the LIBOR Rate Option, Borrower shall deliver to Agent and Lender a written notification or telex of Borrower's election of such LIBOR Rate Option at least three
               (3) LIBOR Business Days prior to the date of commencement of the LIBOR Interest Period (herein "LIBOR Notice"). Each and every LIBOR Notice must specify the date the LIBOR Interest Period is to commence.

        3.3 Agent shall, as soon as practicable after 3:00 p.m. Los Angeles time two (2) LIBOR Business Days prior to the commencement of the LIBOR Interest Period, determine the LIBOR Rate applicable to the portion of the Principal Balance set forth in the LIBOR Notice, and shall deliver oral and facsimile notice to Borrower and each Lender of such rate on the date of determination. Interest shall accrue at the LIBOR Rate so determined by Agent for the LIBOR Interest Period commencing on the date specified in the LIBOR Notice. The interest rate applicable to the Principal Balance, with respect to which Borrower has elected a LIBOR Rate, shall revert from the LIBOR Rate applicable thereto to the Prime Rate on the Rollover Date applicable thereto, unless Borrower timely exercises the LIBOR Rate Option with respect thereto within the time periods provided herein. Lender shall be under no duty or obligation to notify Borrower that the interest rate on any portion of the Principal Balance is about to revert from a LIBOR Rate to the Prime Rate.

        3.4 Borrower's right to exercise any LIBOR Rate Option shall be conditioned upon there not being an uncured Event of Default, as defined in the Loan Agreement, and there not being more than ten
               (10) LIBOR Rate Options outstanding at any one time.

        3.5 The LIBOR Interest Period in any LIBOR Notice shall not extend beyond the Maturity Date.

        3.6 In the event, and on each occasion, that on the day two (2) LIBOR Business Days prior to the commencement of a LIBOR Interest Period, Agent or any Lender shall reasonably determine (which determination, if reasonably made by Agent or any Lender, shall be conclusive and binding upon Borrower) that dollar deposits in an amount approximately equal to that portion of the Principal Balance set forth in the LIBOR Notice:

               3.6a are not generally available at such time in the London Interbank Market;

               3.6b the rate or term at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining a LIBOR Rate on such portion of the Principal Balance or funding the same in the London Interbank Market during such LIBOR Interest Period;

               3.6c reasonable means do not exist for ascertaining a LIBOR Rate; and/or

               3.6d a LIBOR Rate on such portion of the Principal Balance would be in excess of the maximum interest rate which Borrower may by Law pay,

               then Agent or any Lender shall so notify Borrower and such portion of the Principal Balance shall continue to bear interest at the Prime Rate.

         3.7 If any change in any Law or in the interpretation thereof by any Governmental Agency charged with the administration or interpretation thereof shall make it unlawful for Lender to make and/or maintain LIBOR Rates with respect to the Principal Balance or to give effect to its obligations as contemplated hereby then the LIBOR Rate shall immediately terminate. Lender shall notify Borrower of such termination, and after such notification any LIBOR Rate applicable to the Principal Balance shall be automatically converted to the Prime Rate, and any such notice given by Lender to Borrower pursuant to this paragraph shall, if lawful, be effective on the last day of any existing LIBOR Interest Period.

4. In addition to all other sums due hereunder, Borrower hereby agrees to indemnify Lender against any loss or reasonable expense, and to pay Lender upon demand any and all amounts that Lender may reasonably sustain or incur in liquidating or reemploying deposits from third parties required to effect or maintain any LIBOR Rate with respect to any portion of the Principal Balance subject to a LIBOR Rate as a direct consequence of any default by Borrower in the payment of the Principal Balance bearing interest at a LIBOR Rate, or any part thereof, or interest accrued thereon at a LIBOR Rate, as and when due. Lender shall provide to Borrower a statement explaining the amount of any such loss or expense, which statement, in the absence of manifest error, shall be conclusive and binding upon Borrower.

5. Borrower shall have the right, at any time, to prepay tiny portion of the Principal Balance bearing interest at the Prime Rate, without premium or penalty any such prepayment shall not result in a reamortization, deferral, postponement, suspension or waiver of any and all other payments due under this Note. Borrower shall have no right to prepay any portion of the Principal Balance bearing interest at the LIBOR Rate, except on a Rollover Date.

6. Interest, late charges, costs, or expenses that are not received by Lender within ten (10) calendar days from the date such interest, late charges, costs, or expenses become due, shall, at the sole discretion of Lender, be added to the Principal Balance and shall from the date due bear interest at the Default Rate.

7. Whenever any payment to be made under this Note shall be due on other than a Business Day, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the interest portion of any payment due hereunder.

8. All payments under the Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, withholdings, future taxes, future reserves, imposts or duties of any kind or nature that are imposed or levied by or on behalf of any Governmental Agency. If at any future time, Lender shall be compelled by any Law or any other such requirement which on its face or by its application requires or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties to act such that it causes or results in a decrease, reduction and/or deduction in payment received by Lender, then Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment and/or required withholding, shall not be reduced in any manner whatsoever.

9. Upon the occurrence of an Event of Default under the Loan Agreement or a default by Borrower hereunder, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts and/or payments owing hereunder, immediately due and payable, without notice and/or demand.

10. From and after the occurrence of any Event of Default under the Loan Agreement or a default by Borrower hereunder, whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Event of Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest, costs and late charges) shall bear interest at a per annum rate (the "Default Rate") equal to five percent (5%) In excess of the rate(s) being charged hereunder.

11. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this Note is not received by Lender within ten (10) days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount of the delinquent payment, together with the difference between interest accruing on the entire unpaid principal balance of this Note at the rate(s) being charged hereunder and at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon such breach, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender's monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under the Loan Agreement or to declare a default hereunder or under the Loan Agreement.

12. Borrower hereby agrees to pay any and all reasonable costs and/or expenses paid and/or incurred by Lender by reason of, as a result of, or in connection with the enforcement of this Note.

and the Loan Agreement including, but not limited to, any and all reasonable attorneys' fees incurred in connection therewith whether or not suit is filed including, by way of example, and not by way of limitation, any action or proceeding under the bankruptcy Laws relating to this Note. Borrower's agreement to pay any and all such costs and expenses includes, but is not limited to, reasonable costs and expenses incurred in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom. All such costs and expenses are immediately due and payable to Lender by Borrower whether or not demand therefor is made by Lender.

13. Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by Law, and all compensation of cross-demands pursuant to California Code of Civil Procedure Section 431.70. No delay, omission and/or failure on the part of Lender in exercising any right and/or remedy hereunder shall operate as a waiver of such right and/or remedy or of any other right and/or remedy of Lender.

14. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay interest on the Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate, and interest payable hereunder shall be computed at such maximum rate, and any portion of all prior interest payments in excess of such maximum rate shall be applied, and/or shall retroactively be deemed to have been payments made, in reduction of the Principal Balance.

15. This Note may be amended, changed, modified, terminated and/or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action. This Note shall be governed by, and construed under, the Laws of the State of California.

16. Borrower hereby represents and warrants to Lender, by its execution below, that Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation.

IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.

BORROWER:

KENNEDY-WILSON, INC., a
Delaware corporation

By: /s/ FREEMAN LYLE
   ---------------------------
Name: Freeman Lyle
     -------------------------
Title: [ILLEGIBLE]
      ------------------------

KENNEDY-WILSON INTERNATIONAL, INC.,
a California corporation


By: /s/ FREEMAN LYLE
   -------------------------------------
Name: Freeman Lyle
     -----------------------------------
Title: Secy
      ----------------------------------

KENNEDY-WILSON PROPERTIES, LTD.,
a Delaware corporation



By: /s/ FREEMAN LYLE
   -------------------------------------
Name: Freeman Lyle
     -----------------------------------
Title: Secy
      ----------------------------------


K-W PROPERTIES, INC.,
a California corporation


By: /s/ FREEMAN LYLE
   -------------------------------------
Name: Freeman Lyle
     -----------------------------------
Title: Secy
      ----------------------------------

                                    EXHIBIT D
                             FORM OF PROMISSORY NOTE

                                PROMISSORY NOTE

$10,000,000.00            Los Angeles, California                July 2, 1999

      FOR VALUE RECEIVED, KENNEDY-WILSON. INC., a Delaware corporation, KENNEDY-WILSON INTERNATIONAL, INC., a California corporation, KENNEDY-WILSON PROPERTIES, LTD., a Delaware corporation, and K-W PROPERTIES, INC., a California corporation (individually and collectively, "Borrower"), jointly and severally promise to pay to TOKAI BANK OF CALIFORNIA, a California banking corporation, having an office at 300 South Grand Avenue, 6th Floor, Los Angeles, California 90071 ("Lender"), or order, at said office or at such other place as may be designated in writing, from time to time, the principal sum of $10,000,000.00 in lawful money of the United States of America, or so much thereof as shall have been advanced and is outstanding, together with interest calculated daily on the outstanding Principal Balance (as herein defined), until paid in full in accordance with the terms, conditions and provisions set forth herein (the "Note"). Interest, as hereinafter provided, shall be computed on actual days elapsed over the period of a three hundred sixty (360)-day year.

1.      Definitions.

        1.1 "Agent" means Tokai Bank of California, a California banking corporation, and for the purposes of the LIBOR Rate, LIBOR Interest Period, LIBOR Business Day and LIBOR Rate Option the term Agent shall also mean and include The Tokai Bank, Limited, Los Angeles Agency, and each of their successors and assigns.

        1.2 "Basis Point" means one-one hundredth (1/100) of one percent (1%) and therefore one hundred (100) basis points is equal to one percent (1%).

        1.3 "Business Day" means any day that is not a Saturday, Sunday or any other day when commercial banks in California are authorized or obligated by law or executive order to be closed.

        1.4 "LIBOR Business Day" means any day on which Agent is open for business in Los Angeles, California and on which commercial banks in the City of London, England, are open for dealings in dollar deposits in the London Interbank Market.

        1.5 "LIBOR Interest Period" means a one (1), three (3), or six (6) month period of time, and only in those increments, commencing on the date specified in Borrower's Request for Advance (as defined in the Loan Agreement) to Agent to commence a LIBOR Interest Period and ending on the same numerical day of the last month of the Interest Period that corresponds to the numerical day of the month that the LIBOR Interest Period commences provided that:

        1.5a whenever the last day of a LIBOR Interest Period would otherwise occur on a day other than a LIBOR Business Day, the last day of such LIBOR Interest Period shall be extended to occur on the next succeeding LIBOR Business Day; provided, however, that, if such extension would cause the last day of such LIBOR Interest Period to occur in the next following calendar month, the last day of such LIBOR Interest Period shall occur on the next preceding LIBOR Business Day; and

        1.5b whenever the first day of a LIBOR Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such LIBOR Interest Period, such LIBOR Interest Period shall end on the last LIBOR Business Day of such succeeding calendar month; and

        1.5c notwithstanding the foregoing, in no event shall any LIBOR Interest Period be extended beyond the Maturity Date.

1.6 "LIBOR Notice" has the meaning set forth in Section 3. A LIBOR Notice setting forth Borrower's election of a LIBOR Rate Option, shall be in the form set forth in the Request for Advance (as defined in the Loan Agreement and attached as Exhibit B thereto).

1.7 "LIBOR Rate" means the per annum rate equal to two hundred (200) Basis Points (2.00%) in excess of the following:

        1.7a the rate at which dollar deposits in immediately available funds are contracted for by Agent in the London Interbank Market for a term comparable to the LIBOR Interest Period set forth in the LIBOR Notice to Agent two (2) LIBOR Business Days prior to commencement of the applicable LIBOR Interest Period in an amount approximately equal to the amount set forth in the LIBOR Notice; or

        1.7b if Agent does not specifically contract for dollar deposits, as set forth above, then Lender shall determine the LIBOR Rate using the indication telerate quotes from the London Interbank Market received at the London, England office of Agent at 11:00 a.m., London time, two (2) LIBOR Business Days prior to the commencement of a LIBOR Interest Period, as being offered for dollar deposits in an amount approximately equal to the amount set forth in the LIBOR Notice to Agent two (2) LIBOR Business Days prior to commencement of the applicable LIBOR Interest Period, for a term comparable to the LIBOR Interest Period set forth in the LIBOR Notice.

                      This determination of the LIBOR Rate by Agent shall be binding and conclusive upon Borrower.

        1.8    "LIBOR Rate Option" has the meaning set forth in Section 3.

        1.9 "Loan Agreement" means that certain Revolving Loan Agreement entered into by and between Borrower, Agent and Lenders of even date herewith, as it may be amended from time to time, and is subject to all of the terms and conditions thereof. All terms not defined herein shall have the same meaning as in the Loan Agreement. In the event of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall prevail.

        1.10 "Maturity Date" means the earlier of July 2, 2001 and the date on which a Change of Control (as defined in the Loan Agreement) occurs.

        1.11 "Prime Rate" means the variable rate of interest per annum announced, declared and/or published from time to time by Agent as its "Prime Rate" with the understanding that Agent's "Prime Rate" is one of its base rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Agent's base rates.

        1.12 "Principal Balance" means the outstanding principal balance of this Note from time to time.

        1.13   "Rollover Date" means the last day of the LIBOR Interest Period.

2.      Interest and principal shall be payable as follows:

        2.1 Interest shall be payable monthly, in arrears, commencing on the last day of the month following the initial disbursement, and shall continue to be due and payable, in arrears, on the same day of each calendar month thereafter until the Maturity Date.

        2.2 Upon the Maturity Date, the Principal Balance together with all accrued and unpaid interest and other sums due on this Note shall be due and payable in full.

        2.3 All sums outstanding under the Principal Balance not designated by Borrower as bearing interest at the LIBOR Rate shall bear interest at the Prime-Based Rate.

3. Borrower shall have the right and/or option to elect to have the Principal Balance, or portions thereof, bear interest at the LIBOR Rate (herein "LIBOR Rate Option"), provided such election is made in the manner hereinafter set forth. Any election of Borrower of the LIBOR Rate Option must be made in accordance with the following:

        3.1 Borrower may only elect the LIBOR Rate Option for one (1) month, three (3) month, or six (6) month periods, and only in regard to principal increments of not less than $1,000,000.00.


        3.2 For each and every election of the LIBOR Rate Option, Borrower shall deliver to Agent and Lender a written notification or telex of Borrower's election of such LIBOR Rate Option at least three
               (3) LIBOR Business Days prior to the date of commencement of the LIBOR Interest Period (herein "LIBOR Notice"). Each and every LIBOR Notice must specify the date the LIBOR Interest Period is to commence.

        3.3 Agent shall, as soon as practicable after 3:00 p.m. Los Angeles time two (2) LIBOR Business Days prior to the commencement of the LIBOR Interest Period, determine the LIBOR Rate applicable to the portion of the Principal Balance set forth in the LIBOR Notice, and shall deliver oral and facsimile notice to Borrower and each Lender of such rate on the date of determination. Interest shall accrue at the LIBOR Rate so determined by Agent for the LIBOR Interest Period commencing on the date specified in the LIBOR Notice. The interest rate applicable to the Principal Balance, with respect to which Borrower has elected a LIBOR Rate, shall revert from the LIBOR Rate applicable thereto to the Prime Rate on the Rollover Date applicable thereto, unless Borrower timely exercises the LIBOR Rate Option with respect thereto within the time periods provided herein. Lender shall be under no duty or obligation to notify Borrower that the interest rate on any portion of the Principal Balance is about to revert from a LIBOR Rate to the Prime Rate.

        3.4 Borrower's right to exercise any LIBOR Rate Option shall be conditioned upon there not being an uncured Event of Default, as defined in the Loan Agreement, and there not being more than ten
               (10) LIBOR Rate Options outstanding at any one time.

        3.5 The LIBOR Interest Period in any LIBOR Notice shall not extend beyond the Maturity Date.

        3.6 In the event, and on each occasion, that on the day two (2) LIBOR Business Days prior to the commencement of a LIBOR Interest Period, Agent or any Lender shall reasonably determine (which determination, if reasonably made by Agent or any Lender, shall be conclusive and binding upon Borrower) that dollar deposits in an amount approximately equal to that portion of the Principal Balance set forth in the LIBOR Notice:

               3.6a are not generally available at such time in the London Interbank Market;

               3.6b the rate or term at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining a LIBOR Rate on such portion of the Principal Balance or funding the same in the London Interbank Market during such LIBOR Interest Period;

               3.6c reasonable means do not exist for ascertaining a LIBOR Rate; and/or


               3.6d a LIBOR Rate on such portion of the Principal Balance would be in excess of the maximum interest rate which Borrower may by Law pay,

             then Agent or any Lender shall so notify Borrower and such portion of the Principal Balance shall continue to bear interest at the Prime Rate.

        3.7 If any change in any Law or in the interpretation thereof by any Governmental Agency charged with the administration or interpretation thereof shall make it unlawful for Lender to make and/or maintain LIBOR Rates with respect to the Principal Balance or to give effect to its obligations as contemplated hereby then the LIBOR Rate shall immediately terminate. Lender shall notify Borrower of such termination, and after such notification any LIBOR Rate applicable to the Principal Balance shall be automatically converted to the Prime Rate, and any such notice given by Lender to Borrower pursuant to this paragraph shall, if lawful, be effective on the last day of any existing LIBOR Interest Period.

4. In addition to all other sums due hereunder, Borrower hereby agrees to indemnify Lender against any loss or reasonable expense, and to pay Lender upon demand any and all amounts that Lender may reasonably sustain or incur in liquidating or reemploying deposits from third parties required to effect or maintain any LIBOR Rate with respect to any portion of the Principal Balance subject to a LIBOR Rate as a direct consequence of any default by Borrower in the payment of the Principal Balance bearing interest at a LIBOR Rate, or any part thereof, or interest accrued thereon at a LIBOR Rate, as and when due. Lender shall provide to Borrower a statement explaining the amount of any such loss or expense, which statement, in the absence of manifest error, shall be conclusive and binding upon Borrower.

5. Borrower shall have the right, at any time, to prepay any portion of the Principal Balance bearing interest at the Prime Rate, without premium or penalty any such prepayment shall not result in a reamortization, deferral, postponement, suspension or waiver of any and all other payments due under this Note. Borrower shall have no right to prepay any portion of the Principal Balance bearing interest at the LIBOR Rate, except on a Rollover Date.

6. Interest, late charges, costs, or expenses that are not received by Lender within ten (10) calendar days from the date such interest, late charges, costs, or expenses become due, shall, at the sole discretion of Lender, be added to the Principal Balance and shall from the date due bear interest at the Default Rate.

7. Whenever any payment to be made under this Note shall be due on other than a Business Day, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the interest portion of any payment due hereunder.

8. All payments under the Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, withholdings, future taxes, future reserves, imposts or duties of any kind or nature that are imposed or levied by or on behalf of any Governmental Agency. If at any future time, Lender shall be compelled by any Law or any other such requirement which on its face or by its application requires or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties to act such that it causes or results in a decrease, reduction and/or deduction in payment received by Lender, then Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment and/or required withholding, shall not be reduced in any manner whatsoever.

9. Upon the occurrence of an Event of Default under the Loan Agreement or a default by Borrower hereunder, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts and/or payments owing hereunder, immediately due and payable, without notice and/or demand.

10. From and after the occurrence of any Event of Default under the Loan Agreement or a default by Borrower hereunder, whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Event of Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest, costs and late charges) shall bear interest at a per annum rate (the "Default Rate") equal to five percent (5%) in excess of the rate(s) being charged hereunder.

11. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this Note is not received by Lender within ten (10) days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount of the delinquent payment, together with the difference between interest accruing on the entire unpaid principal balance of this Note at the rate(s) being charged hereunder and at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon such breach, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender's monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under the Loan Agreement or to declare a default hereunder or under the Loan Agreement.

12. Borrower hereby agrees to pay any and all reasonable costs and/or expenses paid and/or incurred by Lender by reason of, as a result of, or in connection with the enforcement of this Note and the Loan Agreement including, but not limited to, any and all reasonable attorneys' fees incurred in connection therewith whether or not suit is filed including, by way of example, and not by way of limitation, any action or proceeding under the bankruptcy Laws relating to this Note. Borrower's agreement to pay any and all such costs and expenses includes, but is not limited to, reasonable costs and expenses incurred in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom. All such costs and expenses are immediately due and payable to Lender by Borrower whether or not demand therefor is made by Lender.

13. Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by Law, and all compensation of cross-demands pursuant to California Code of Civil Procedure Section 431.70. No delay, omission and/or failure on the part of Lender in exercising any right and/or remedy hereunder shall operate as a waiver of such right and/or remedy or of any other right and/or remedy of Lender.

14. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay interest on the Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate, and interest payable hereunder shall be computed at such maximum rate, and any portion of all prior interest payments in excess of such maximum rate shall be applied, and/or shall retroactively be deemed to have been payments made, in reduction of the Principal Balance.

15. This Note may be amended, changed, modified, terminated and/or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action. This Note shall be governed by, and construed under, the Laws of the State of California.

16. Borrower hereby represents and warrants to Lender, by its execution below, that Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation.


IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.

BORROWER:

KENNEDY-WILSON, INC., a

Delaware corporation

By: /s/ FREEMAN LYLE
   --------------------------------------
Name Freeman Lyle
    -------------------------------------
Title: EVP-CFO
      -----------------------------------

KENNEDY-WILSON INTERNATIONAL, INC.,
a California corporation

By: /s/ FREEMAN LYLE
   --------------------------------------
Name Freeman Lyle
    -------------------------------------
Title: SECY
      -----------------------------------


KENNEDY-WILSON PROPERTIES, LTD.,
a Delaware corporation

By: /s/ FREEMAN LYLE
   --------------------------------------
Name Freeman Lyle
    -------------------------------------
Title: SECY
      -----------------------------------

K-W PROPERTIES, INC.,
a California corporation

By: /s/ FREEMAN LYLE
   --------------------------------------
Name Freeman Lyle
    -------------------------------------
Title: SECY
      -----------------------------------

                                    EXHIBIT E
                     FORM OF LENDER PARTICIPATION AGREEMENT

                         LENDER PARTICIPATION AGREEMENT

        This Lender Participation Agreement ("Agreement") is made as of this________, day of ________,_ 19____ by and among TOKAI BANK OF CALIFORNIA, a California corporation, (hereinafter individually referred to as "Existing Lender," and in its capacity as agent under the Revolving Loan Agreement (as defined below), the "Agent") and______________________________ (hereinafter referred to as "New Lender").

                              W I T N E S S E T H:

        WHEREAS, Kennedy-Wilson, Inc., a Delaware corporation, Kennedy-Wilson International, Inc., a California corporation, Kennedy-Wilson Properties, Ltd., a Delaware corporation, and K-W Properties, Inc., a California corporation (individually and collectively "Borrower"), Agent and Lenders, including Existing Lender, are parties to a certain Revolving Loan Agreement dated as of July 2, 1999 ("Loan Agreement").

        WHEREAS, pursuant to the Loan Agreement, Agent and Lenders have provided a line of credit to Borrower in the principal sum of $15,000,000 ("Credit") and the commitment of Existing Lender under the Credit is $ 10,000,000.

        WHEREAS, New Lender has advised Agent, Existing Lender and Borrower of its desire to become a Lender under the Loan Agreement and to assume the unallocated portion of the Credit in the amount of [$5,000,000] on the terms herein provided.

        NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby agree as follows:

                                    AGREEMENT

        1 . Definitions. Except as otherwise provided herein, capitalized terms defined in the Loan Agreement are used herein with the meanings set forth therein. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

            "New Lender's Commitment Percentage" means the percentage of the aggregate Credit of New Lender under the Loan Agreement and the corresponding dollar amount with respect to the aggregate Credit under the Loan Agreement as set forth below:

               Percentage:           __________________%
               Dollar Amount:        $_________________

               "Pro Rata" means a Pro Rata sharing among Lenders, based on the ratio that a party's interest in the Credit bears to the outstanding principal amount of the Loan made by such party at the time in question.

               "Effective Date" means________________________________________.

        2. Representations and Warranties of Agent. Agent represents and warrants to New Lender as follows:

               a. As of the date hereof, Existing Lender has a ratable share of the Credit equal to $10,000,000 or 66.66667%.

               b. As of the date hereof, there is [no] [$] outstanding principal balance of Loans made by Existing Lender under the Loan Agreement.

               C. As of the date hereof, there are no Other Lenders, except Existing Lender, that are a party to the Loan Agreement.

               d. Agent has obtained the approval of Borrower to having New Lender become a Lender under the Loan Agreement as provided for herein.

Neither Agent nor Existing Lender makes any representation or warranty or assumes any responsibility with respect to the financial condition of Borrower or the performance of Borrower of the Loan, and neither Agent nor Existing Lender assumes any responsibility with respect to any statements, warranties or representations made under or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other documents under the Loan Agreement, other than as expressly set forth above.

        3. Representations and Warranties of New Lender. New Lender hereby represents and warrants to Agent and Existing Lender as follows:

               a. New Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill so obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

               b. This Agreement constitutes the legal, valid and binding obligation of New Lender;

               c. New Lender has independently and without reliance upon Agent or Existing Lender and based on such information as New Lender has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and became a Lender under the Loan Agreement. New Lender will, independently and without reliance upon Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; and

             d. If New Lender is organized under the laws of a jurisdiction outside the United States of America, attached hereto are forms certifying New Lender's exemption from United States withholding taxes with respect to all payments to be made to New Lender under the Loan Agreement.

        4. Lender Status. On the Effective Date, New Lender assumes all rights and obligations of a Lender under the Loan Agreement and severally agrees to lend to Borrower its ratable share of Advances; provided, that, at no time shall the aggregate amount of Advances made by New Lender to Borrower exceed New Lender's Commitment Percentage. New Lender agrees to the provisions of Article 7 of the Loan Agreement and authorizes Agent to take such action on its behalf and to exercise such powers as are provided in the Loan Agreement.

        5. Payment. On the Effective Date, Agent shall advise New Lender of the amount of its Pro Rata share of the outstanding principal Advances. New Lender shall immediately make available to Agent its ratable share of the outstanding Advances in immediately available funds. Agent shall use the funds so received from New Lender to reduce the amount of outstanding Advances made by Existing Lender so that, after giving effect to such payment, Lenders will share Pro Rata in the outstanding Advances.

        6. Notes. Agent shall make appropriate arrangements with Borrower concurrently with the execution and delivery hereof so that a new Note is issued to New Lender in the principal amount of the Credit as herein provided.

        7. Further Assurances. Concurrently with the execution of this Agreement, Agent shall register New Lender as a Lender under the Loan Agreement and revise Exhibit "A" to the Loan Agreement to reflect New Lender's Commitment Percentage.

        8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. NEW LENDER HEREBY AGREES TO THE PROVISIONS OF SECTION 8.13 OF THE LOAN AGREEMENT.

        9. Notices. All communications among the parties or notices in connection herewith must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by telex or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All communications and notices shall, if sent by telegraph, telex or telecopy, be deemed to have been given when received by the Person to whom addressed; if sent by overnight courier service, be deemed to have been given one day after the date when sent; and if sent by mail, be given to have been given three days after the date when sent by registered or certificate mail, postage prepaid.

        10. Attorneys' Fees. In the event of any action at law or any suit in equity with respect to this Agreement, or any documents executed pursuant hereto, whether in federal court, state court, administrative proceedings, arbitration proceeding (if agreed upon by the parties hereto) or insolvency proceedings, the prevailing party, in addition to all other sums to which it may be entitled by law, shall be entitled to a reasonable sum for attorneys' fees and costs incurred.

        11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        12. Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers, as of the date first above written.

                                            "Agent" and "Existing Lender"

                                            TOKAI BANK OF CALIFORNIA,
                                            a California corporation

                                            BY:
                                               ---------------------------------
                                            NAME:
                                                 -------------------------------
                                            TITLE:
                                                  ------------------------------

                                            "New Lender"

                                            ------------------------------------

                                            BY:
                                               ---------------------------------
                                            NAME:
                                                 -------------------------------
                                            TITLE:
                                                  ------------------------------

                               CONSENT OF BORROWER

     Each Borrower confirms its approval of New Lender pursuant to the Lender Participation Agreement.

KENNEDY-WILSON. INC., a Delaware corporation

BY:
   ------------------------------
NAME:
     ----------------------------
TITLE:
      ---------------------------



KENNEDY-WILSON INTERNATIONAL, INC.,
a California corporation

BY:
   ------------------------------
NAME:
     ----------------------------
TITLE:
      ---------------------------


KENNEDY-WILSON PROPERTIES, LTD.,
a Delaware corporation


BY:
   ------------------------------
NAME:
     ----------------------------
TITLE:
      ---------------------------



K-W PROPERTIES, INC., a California corporation

BY:
   ------------------------------
NAME:
     ----------------------------
TITLE:
      ---------------------------